EXHIBIT
                                                            10(iii)(d)
                                                            Page 1 of 1





                           DESCRIPTION OF BONUS ARRANGEMENT
                          FOR CHAIRMAN, PRESIDENT AND STAFF
                          OFFICERS OF INGERSOLL-RAND COMPANY



               There is no formal document setting forth this arrangement. However, as set forth in the Company's 1983 Proxy Statement, subject to the approval of the Board of Directors which approves the amount of each award, the Compensation and Benefits Committee has approved bonus arrangements for the Chairman, President and other Company officers responsible for staff functions. These officers may receive bonuses attributable to 1984 dependent upon the Company's attainment of predetermined earnings per share goals. The amount of such bonus is discretionary and is subject to general guidelines as to maximum percentages. Discretionary bonuses may also be paid in the event that corporate goals are not met.


























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